Exhibit 99.1

NEWS RELEASE

SunTx Capital Partners’ Portfolio Company, Suncrete,

to Pursue Listing on the New York Stock Exchange through a Proposed Business Combination with Haymaker Acquisition Corp. 4

Dallas, TX and New York, NY, October, 9, 2025 – SunTx Capital Partners (“SunTx”), a leading Texas-based private equity firm that invests in construction materials, manufacturing, distribution and service companies, and Haymaker Acquisition Corp. 4 (NYSE: HYAC) (“Haymaker”), a publicly traded special purpose acquisition company, today announced that SunTx’s portfolio company, Concrete Partners Holding, LLC (“Suncrete” or the “Company”), will pursue a listing on the New York Stock Exchange through a proposed business combination (the “Business Combination” or “Transaction”) with Haymaker that is expected to close in the first quarter of 2026. Upon closing of the Business Combination, the combined company will be named Suncrete, Inc. (“PubCo”).

•	SunTx is excited to partner with Haymaker to bring Suncrete to the public markets.
•	Suncrete is a ready-mix concrete logistics and distribution platform operating in a mission critical segment of the construction value chain with an established base of high-quality concrete plants and tech-enabled mixer trucks that are strategically located in Oklahoma and Arkansas with plans to expand throughout the high-growth Sunbelt region of the United States, benefitting from attractive population, housing and infrastructure growth tailwinds.
•	Suncrete is a growth company executing a proven and repeatable strategy to gain scale in the highly fragmented U.S. ready-mix concrete industry through a local market, focused, and hub-and-spoke operating model. Ready-mix concrete is a highly-fragmented landscape with over 3,000 concrete plants in the Sunbelt region and an industry-wide generational ownership transfer in progress.
•	Suncrete anticipates growth based on a proven strategy of both organic and acquisitive revenue growth, supported by a balanced approach of serving infrastructure, commercial and residential end market customers, resulting in a durable, resilient business model. The ready-mix concrete industry is attractive given its highly-fragmented and localized markets with limited acquirors. Suncrete currently has a significant, actionable acquisition pipeline and is in ongoing discussions with targets operating in new and [existing] Sunbelt states.
•	Suncrete has industry-leading profitability from sophisticated operations, with industry-leading cash conversion and Adjusted EBITDA margins.
•	It is anticipated that PubCo will have a total enterprise value of approximately $972.6 million. PubCo’s acquisition strategy is expected to be supported by a combination of cash in Haymaker's trust account, plus anticipated proceeds from a common stock private placement of $82.5 million, raised from institutional investors.

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Key Financial Highlights

•	SunTx sponsored the formation, growth and listing of Construction Partners, Inc. (NASDAQ: ROAD), which has delivered a 10x increase in its stock price since its IPO.
•	Haymaker is led by a four-time SPAC sponsor (including three prior successful de-SPAC transactions) and private equity manager with extensive public board experience with decentralized service models such as Suncrete.
•	Compelling Business Combination with post-close funding capacity to execute robust growth strategy.
•	Approximately $972.6 million pro forma enterprise value (based on estimate of $11.37 in trust per share at the closing of the Business Combination).
•	Significant acquisition pipeline and no secondary proceeds to current shareholders.
•	Successfully obtained common stock PIPE commitments totaling $82.5 million from institutional investors.
•	Use of proceeds intended to fund future acquisitions.

Management Comments

Ned N. Fleming, III, Founding Partner of SunTx, commented, “This strategic transaction positions Suncrete as a leading publicly traded ready-mix concrete platform across Oklahoma and Arkansas with plans to expand throughout the rapidly growing U.S. Sunbelt region. Suncrete’s leadership team is top-tiered and has grown the business in excess of twenty percent annually since its inception in 2008 by executing a proven, repeatable and scalable strategy of growing local relative market share, entering new markets with accretive acquisitions, and operating with an industry-leading margin profile. The ready-mix concrete industry in the Sunbelt is highly-fragmented, consisting primarily of smaller, privately owned companies, many of which are going through generational transitions. We believe this will benefit Suncrete as we seek to execute on our acquisition strategy and expand our footprint in the Sunbelt. In addition, we are excited to partner with Haymaker. Combining with Haymaker provides a professional, sophisticated and experienced strategic partnership. This partnership has been critical to achieving commitments from institutional investors of $82.5 million in a common stock private placement, which provides considerable runway to execute the Company’s growth objectives.”

Fleming continued, “We firmly believe that Suncrete’s high-performance and scalable ready-mix concrete platform is well-positioned to continue its relative market share expansion, driving organic growth while expanding to new markets through accretive acquisitions. Suncrete’s local market leadership, scale and operational blueprint positions the business as a trusted partner in some of the nation’s most attractive and resilient construction markets.”

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Randall Edgar, CEO of Suncrete, stated, “We are pleased to partner with SunTx, and we greatly value their participation in our shared vision. We are also excited to enter the public markets, and we aim for profitable growth to enhance shareholder value. Ready-mix concrete is a logistics business that combines raw materials, mixes them on delivery to the job site and provides materials on time, on spec to the customer. Our primary mission is to serve our customers. We believe we cultivate a competitive advantage in our service to customers by making our people, culture, and safety top priorities. Through this approach, we are able to leverage scale to be a leader in our local markets, improve purchasing power and apply operational best practices across our footprint. Through our team’s substantial operational experience in executing a proven and repeatable strategy, one that we have developed over decades, we believe we can continue to gain scale and grow in the highly-fragmented ready-mix concrete industry across the high-growth Sunbelt region of the United States.”

“We are thrilled to partner with Suncrete and its impressive and experienced operational leadership team to scale a leading ready-mix concrete logistics and distribution platform company in the high-growth Sunbelt region of the United States,” said Andrew R. Heyer, Vice President of Haymaker. “We see a tremendous market opportunity in the ready-mix concrete industry, and we look forward to working with Suncrete and SunTx to achieve our mutual goals.”

Key Transaction Terms

The Transaction, which has been approved by the board of managers of Suncrete and the board of directors of Haymaker, is subject to approval by Haymaker’s shareholders and certain of the Company’s equityholders and other customary closing conditions. The Business Combination is expected to be completed in the first quarter of 2026.

Advisors

Jefferies is acting as financial advisor and lead capital markets advisor to the Company as well as lead placement agent on the private placement. Baird and Roth Capital Partners, LLC are acting as co-placement agents on the private placement. Haynes and Boone, LLP is acting as legal advisor to the Company. Cantor Fitzgerald & Co., William Blair & Company, L.L.C., and Roth Capital Partners, LLC served as underwriters for Haymaker’s IPO in July 2023. DLA Piper LLP (US) and Ellenoff Grossman & Schole LLP are acting as legal advisors to Haymaker. White & Case LLP is acting as legal advisor to the financial advisors and private placement agents.

About Suncrete

Suncrete is a pure-play ready-mix concrete company strategically positioned across Oklahoma and Arkansas with plans to expand throughout the rapidly growing and economically resilient U.S. Sunbelt region. Suncrete is a scalable and vertically integrated logistics and distribution platform operating as a mission-critical partner in the construction value chain. The Company operates batching plants, a dedicated fleet of owned mixer trucks and a tech-enabled dispatch infrastructure supporting a diversified customer base across public infrastructure, commercial and residential sectors. Headquartered in Tulsa, Oklahoma, Suncrete operates under a decentralized plant network strategy with regionally centralized oversight of pricing, customer relationships and fleet utilization with consistent customer engagement across markets to deliver products on time and on spec. Suncrete’s local market leadership, scale and integrated logistics position it as a trusted partner in some of the nation’s most attractive, fastest growing, and most resilient construction markets. The Company is well-aligned to benefit from ongoing population growth, urbanization trends and infrastructure investment across the Sunbelt.

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About SunTx Capital Partners

SunTx Capital Partners, LP, is a Dallas, TX-based private equity firm that invests in leading middle market infrastructure, manufacturing and service companies. The firm has been listed as a TOP 50 PE Firm in the Middle Market every year since 2021. SunTx specializes in supporting talented management teams in industries where SunTx can apply its operational experience and financial expertise to build leading middle-market companies with operations typically in the Sunbelt region of the United States. The capital committed by SunTx comes from the principals of SunTx as well as from institutional investors, including university endowments, corporate and public pension funds.

About Haymaker Acquisition Corp. 4

Haymaker Acquisition Corp. 4 is a blank check company formed for the purpose of effecting a business combination, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Haymaker is led by Vice President Andrew Heyer and Chief Executive Officer and Chief Financial Officer Christopher Bradley.

Additional Information and Where To Find It

In connection with the Business Combination, PubCo and Suncrete intend to file with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a proxy statement with respect to Haymaker’s shareholder meeting to vote on the Transaction and a prospectus with respect to PubCo’s securities to be issued in connection with the Transaction (the “proxy statement/prospectus”), as well as other relevant documents concerning the Transaction. After the registration statement is declared effective by the SEC, the definitive proxy statement/prospectus included in the registration statement will be mailed to the shareholders of Haymaker as of the record date to be established for voting on the Business Combination. INVESTORS AND SHAREHOLDERS OF HAYMAKER ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT/PROSPECTUS REGARDING THE BUSINESS COMBINATION WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about PubCo, Haymaker and Suncrete, without charge, once available, at the SEC’s website, http://www.sec.gov.

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No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Transaction. This press release shall also not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), and otherwise in accordance with applicable law.

Participants in Solicitation

Each of Haymaker, PubCo, and their respective directors, executive officers and certain other members of management and employees, may be deemed under SEC rules to be participants in the solicitation of proxies from Haymaker’s shareholders in connection with the Business Combination. Information regarding the persons who may be considered participants in the solicitation of proxies in connection with the proposed Business Combination, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant materials when they are filed with the SEC. Information regarding the directors and executive officers of Haymaker is set forth in Part II, Item 10. Directors, Executive Officers and Corporate Governance of Haymaker’s Annual Report on Form 10-K for the year ended December 31, 2024. Information regarding the identity of all potential participants, and their direct and indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant materials filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements herein and the documents incorporated herein by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties.

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Examples of forward-looking statements include, but are not limited to, statements with respect to the expectations, hopes, beliefs, intentions, plans, prospects, financial results of strategies regarding Haymaker, Suncrete, PubCo, the Business Combination and statements regarding the anticipated benefits and timing of the completion of the proposed Business Combination and PIPE, plans and use of proceeds, objectives of management for future operations of Suncrete, expected operating costs of Suncrete and its subsidiaries, the upside potential and opportunity for investors, Suncrete’s plan for value creation and strategic advantages, market site and growth opportunities, Suncrete’s acquisition strategy, regulatory conditions, competitive position and the interest of other corporations in similar business strategies, technological and market trends, future financial condition and performance and expected financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination and the PIPE and the level of redemptions of Haymaker’s public shareholders, and PubCo’s, Suncrete’s and Haymaker’s expectations, intentions, strategies, assumptions or beliefs about future events, results at operations or performance or that do not solely relate to historical or current facts. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, but are not limited to:

•	the risk that the Business Combination and the PIPE may not be completed in a timely manner or at all;

•	the failure by the parties to satisfy the conditions to the consummation of the PIPE and the Business Combination, including the approval of Haymaker’s shareholders;

•	the failure to realize the anticipated benefits of the Business Combination;

•	the outcome of any potential legal proceedings that may be instituted against PubCo, Suncrete, Haymaker or others following announcement of the Business Combination;

•	the level of redemptions of Haymaker’s public shareholders, which may reduce the public float of, reduce the liquidity of the trading market of, and/or result in a failure to maintain the quotation, listing, or trading of the Class A ordinary shares of Haymaker;

•	the failure of PubCo to obtain or maintain the listing of its securities on any stock exchange on which the Class A common stock of PubCo will be listed after closing of the Business Combination;

•	costs related to the Business Combination and as a result of PubCo becoming a public company;

•	changes in business, market, financial, political and regulatory conditions;

•	risks relating to Suncrete’s anticipated operations and business, including its ability to complete future acquisitions and the success of any such acquisitions;

•	the risk that issuances of equity or debt securities following the closing of the Business Combination, including issuances of equity securities in connection with Suncrete’s acquisition strategy, may adversely affect the value of Suncrete’s common stock and dilute its stockholders;

•	the risk that after consummation of the Business Combination, PubCo could experience difficulties managing its growth and expanding operations;

•	challenges in implementing Suncrete’s business plan, due to operational challenges, significant competition and regulation;

•	those risk factors discussed in documents of PubCo, Haymaker or Suncrete filed, or to be filed, with the SEC.

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The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section Haymaker’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and the registration statement on Form S-4 and proxy statement/prospectus that will be filed by PubCo and Suncrete, and other documents filed or to be filed by PubCo, Haymaker and Suncrete from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that none of PubCo, Suncrete or Haymaker presently know or currently believe are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and none of the parties or any of their representatives assumes any obligation, or intends, to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of the parties or any of their representatives gives any assurance that PubCo, Suncrete or Haymaker will achieve its expectations.

Suncrete Investor Contact:

Rick Black / Ken Dennard

Dennard Lascar Investor Relations

Suncrete@DennardLascar.com

(713) 529-6600

Haymaker Investor Contact

Christopher Bradley

Cbradley@mistralequity.com

212.616.9600

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